Exhibit 99.1


Forward Air Corporation Reports Record Results for Second Quarter 2004

    GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 27, 2004--Forward Air Corporation (Nasdaq/NM:FWRD):

    --  Revenue Growth of 15.5%

    --  Net Income Growth of 34.9%

    --  Operating Margin of 19.6%

    Forward Air Corporation (Nasdaq/NM:FWRD) today reported record results for the second quarter ended June 30, 2004. The Company is a leading high-service-level contractor to the air cargo industry providing time-definite ground transportation services in the United States and Canada.
    Operating revenue for the quarter ended June 30, 2004 increased 15.5% to a record $68.4 million from $59.2 million for the same quarter in 2003. Income from operations increased 34.0% to $13.4 million compared with $10.0 million in the prior-year quarter. As a percent of operating revenue, income from operations increased 270 basis points to a record 19.6% versus 16.9% last year. Net income for the second quarter of 2004 increased 34.9% to $8.5 million versus $6.3 million in the prior-year quarter. Diluted income per share for the second quarter of 2004 grew 34.4% to $0.39 compared with $0.29 in the prior-year quarter.
    Operating revenue for the six months ended June 30, 2004 increased 14.6% to $132.7 million from $115.8 million for the same period in 2003. Income from operations increased 29.6% to $24.1 million compared with $18.6 million in the prior-year period. As a percent of operating revenue, income from operations increased 220 basis points to 18.2% for the first six months of 2004 compared to 16.0% for the same period in 2003. Net income for the first six months of 2004 increased 29.7% to $15.3 million versus $11.8 million in the prior-year period. Diluted income per share for the first six months of 2004 grew 29.6% to $0.70 compared with $0.54 in the prior-year period.
    Commenting on the Company's second quarter results, Bruce A. Campbell, President and Chief Executive Officer, said "My congratulations to the entire Forward Air team for delivering an outstanding quarter. These results are indicative of the strength of our people and our service offerings. During the quarter, we produced the highest quarterly revenue figure in our history and achieved an all time high operating margin of 19.6%. The airport-to-airport network grew at nearly 15%, while logistics and accessorial revenue increased by approximately 29% and 12%, respectively."

    Review of Financial Results

    Forward Air Corporation will hold a conference call to discuss second quarter 2004 results on Wednesday, July 28, 2004, at 9:00 a.m. EDT. The conference call will be available online at www.forwardair.com or by dialing (888) 665-6553. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.


                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                                 Three months ended  Six months ended
                                 ------------------ ------------------
                                  6/30/04  6/30/03   6/30/04  6/30/03
                                 ------------------ ------------------
Operating revenue                 $68,410  $59,174  $132,713 $115,820

Operating expenses:
   Purchased transportation        27,925   24,698    54,919   48,655
   Salaries, wages and employee
    benefits                       15,110   13,424    29,783   26,422
   Operating leases                 3,191    3,289     6,453    6,375
   Depreciation and amortization    1,696    1,775     3,395    3,552
   Insurance and claims             1,827    1,308     3,249    2,632
   Other operating expenses         5,257    4,663    10,776    9,596
                                 ------------------ ------------------
                                   55,006   49,157   108,575   97,232
                                 ------------------ ------------------
Income from operations             13,404   10,017    24,138   18,588
Other income, net                     208      143       371      268
                                 ------------------ ------------------
Pre-tax income                     13,612   10,160    24,509   18,856
Income taxes                        5,104    3,811     9,194    7,072
                                 ------------------ ------------------
Net income                         $8,508   $6,349   $15,315  $11,784
                                 ================== ==================

Income per share:
   Basic                            $0.40    $0.30     $0.71    $0.55
   Diluted                          $0.39    $0.29     $0.70    $0.54

Weighted average shares
 outstanding:
   Basic                           21,497   21,276    21,503   21,251
   Diluted                         21,798   21,664    21,779   21,629



                        FORWARD AIR CORPORATION
                        Condensed Balance Sheet
                            (In thousands)

                                                 6/30/04     12/31/03
                                                --------- ------------
Assets:                                         Unaudited  Audited (a)
   Cash and short-term investments               $99,866      $86,539
   Other current assets                           40,399       36,627
   Property and equipment, net                    32,770       32,912
   Other assets                                   19,093       19,009
                                                --------- ------------

Total assets                                    $192,128     $175,087
                                                --------- ------------
                                                --------- ------------

Liabilities and shareholders' equity:
   Current liabilities                           $20,919      $20,290
   Long-term obligations                           8,914        7,089
   Shareholders' equity                          162,295      147,708
                                                --------- ------------

Total liabilities and shareholders' equity      $192,128     $175,087
                                                --------- ------------
                                                --------- ------------

(a) Taken from audited financial statements, which are not presented in their entirety.


    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Forward Air Corporation, Greeneville
             Andrew C. Clarke, 423-636-7000